                                                                                                                        EXHIBIT 11.1

                                               ELECTRONICS FOR IMAGING, INC.
                               STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (1) (2)
                                           (In thousands, except per share data)


                                                                                                         Year Ended
                                                                                                         December 31,
                                                                                         -------------------------------------------
                                                                                          1997              1996              1995
                                                                                         -------           -------           -------
Net income for purposes of computing net income per share                                $64,882           $62,184           $37,500
                                                                                         -------           -------           -------
Weighted average common shares outstanding for
     computing basic income per share                                                     52,359            50,672            49,210

Potential common shares from options (2)                                                   3,839             4,156             3,890
                                                                                         -------           -------           -------

Weighted average potential common shares and equivalents                                  56,198            54,828            53,100
                                                                                         =======           =======           =======
Net income per basic common share                                                        $  1.24           $  1.23           $  0.76
                                                                                         =======           =======           =======
Net income per diluted common share                                                      $  1.15           $  1.13           $  0.71
                                                                                         =======           =======           =======

(1) This Exhibit should be read in conjunction with "Summary of Significant Accounting Policies - Computation of Net Income per Common Share" contained in Note 1 of Notes to Consolidated Financial Statements.

(2)    Computed using the treasury stock method.



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